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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12
QUIDEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUIDEL CORPORATION
10165 McKellar Court
San Diego, CA 92121
(858) 552-1100

April 9, 2008

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders, which will be held on Tuesday, May 13, 2008, at 8:30 a.m., local time, at the Hyatt Regency La Jolla at Aventine, located at 3777 La Jolla Village Drive, San Diego, California 92122. At the Annual Meeting, you will be asked to consider and vote upon (i) the election of seven directors to the Board of Directors; (ii) the ratification of the selection of our independent registered public accounting firm; and (iii) such other business as may properly come before the Annual Meeting.

        Enclosed are the Notice of the Annual Meeting, the Proxy Statement and accompanying proxy card, and a copy of our Annual Report to Stockholders.

        To assure your representation at the Annual Meeting, you are urged to vote on, date, sign and return the enclosed proxy card for which a prepaid, return envelope is provided. Your prompt response is helpful and appreciated.

        Our Board of Directors and officers look forward to seeing you at the Annual Meeting.

Sincerely yours,
/s/ CAREN L. MASON Caren L. Mason President and Chief Executive Officer QUIDEL CORPORATION

QUIDEL CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 13, 2008

To Our Stockholders:

        The Annual Meeting of Stockholders of Quidel Corporation will be held on Tuesday, May 13, 2008, at 8:30 a.m., local time, at the Hyatt Regency La Jolla at Aventine, located at 3777 La Jolla Village Drive, San Diego, California 92122, for the following purposes:

        1.     To elect seven directors to serve on the Board of Directors to hold office until the 2009 Annual Meeting of Stockholders;

        2.     To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008; and

        3.     To transact such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on March 20, 2008 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        The Board of Directors of Quidel Corporation unanimously recommends that the stockholders vote FOR the seven nominees for the Board of Directors named in the accompanying Proxy Statement and FOR the ratification of the selection of our independent registered public accounting firm.

        All stockholders are cordially invited to attend the Annual Meeting. You are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the enclosed envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting and wish to do so, you may vote your shares in person even if you have signed and returned your proxy card.

By Order of the Board of Directors,
/s/ CAREN L. MASON

Caren L. Mason President and Chief Executive Officer
San Diego, California April 9, 2008

i

QUIDEL CORPORATION
Principal Executive Offices
10165 McKellar Court
San Diego, California 92121
(858) 552-1100

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 13, 2008

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quidel Corporation, a Delaware corporation, for use at the 2008 Annual Meeting of Stockholders to be held on Tuesday, May 13, 2008, at 8:30 a.m., local time, at the Hyatt Regency La Jolla at Aventine, located at 3777 La Jolla Village Drive, San Diego, California 92122, and at any and all adjournments and postponements of the Annual Meeting. This Proxy Statement and the accompanying proxy card will first be sent to stockholders on or about April 14, 2008.

        We will pay the expenses in connection with this solicitation. Our employees may solicit proxies by mail, in person, by telephone, facsimile or other electronic means and will not receive any additional compensation for such solicitations. In addition, we have engaged InvestorCom, Inc. to aid in the solicitation of proxies to be voted at the Annual Meeting at an estimated cost of $5,500 plus out-of-pocket expenses. We will also pay brokers or other nominees for the expenses of forwarding soliciting material to beneficial owners.

RECORD DATE AND VOTING

        The close of business on March 20, 2008 has been fixed as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, 32,300,688 shares of our voting common stock were outstanding. Each share of such common stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting. A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of common stock on the Record Date and entitled to be voted at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments and postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

        With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by plurality, abstentions from voting and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. If a quorum is present at the Annual Meeting, the nominees receiving the greatest number of votes (up to seven directors) will be elected. For proposals other than the election of directors, the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for approval. With regard to these proposals, abstentions will be counted in tabulations of the votes cast on a proposal presented to stockholders and will have the same effect as a vote against the proposal, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved and accordingly will have no effect on the outcome of the vote on such proposal. Unless otherwise designated, each proxy submitted by a stockholder will be voted:

  •
  FOR each of the seven nominees named below for election as directors; and

  •
  FOR ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2008.

        Where a stockholder has directed how his or her proxy is to be voted, it will be voted according to the stockholder's directions. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by submitting a written notice of revocation to the Secretary of the Company or by timely filing a duly executed proxy bearing a later date. The proxy will not be voted if the stockholder who executed it is present at the Annual Meeting and elects to vote in person the shares represented by the proxy. Attendance at the Annual Meeting will not by itself revoke a proxy.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees for Election

        Our directors are elected at each annual meeting of stockholders. At the Annual Meeting, seven directors will be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees receiving the greatest number of votes (up to seven directors) at the Annual Meeting will be elected. Our Board of Directors recommends that the stockholders vote FOR the seven nominees named below for the Board of Directors.

        Each of the nominees set forth below for election as a director is an incumbent director. Each of the nominees has consented to serve as a director if elected. Unless authority to vote for any director nominee is withheld in a proxy, it is intended that each proxy will be voted FOR each of the nominees. If, before the Annual Meeting, any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies will be voted for such substitute nominees, if any, as may be recommended by our existing Board of Directors, unless other directions are given in the proxies.

Name of Nominee	Age	Principal Occupation	Director Since
Thomas D. Brown	59	Retired Senior Vice President, President Diagnostics Division of Abbott Laboratories	2004
Kenneth F. Buechler, Ph.D	54	Founder and former Chief Scientific Officer of Biosite, Inc.	2007
Rod F. Dammeyer	67	President of CAC, L.L.C., a private company providing capital investment and management advisory services	2006
Caren L. Mason	54	President and Chief Executive Officer, Quidel Corporation	2004
Mary Lake Polan, M.D., Ph.D., M.P.H.	64	Professor and Chair Emeritus, Department of Gynecology and Obstetrics, Stanford University School of Medicine	1993
Mark A. Pulido	55	Chairman of the Board, Quidel Corporation	2002
Jack W. Schuler	67	Chairman of the Board, Stericycle, Inc.	2006

Biographical Information

        THOMAS D. BROWN was appointed to our Board of Directors in December 2004. Prior to his retirement in 2002, Mr. Brown had a 28-year career in the healthcare industry where he held various sales, marketing and executive positions within Abbott Laboratories, a broad-based healthcare company, as follows. From 1998 to 2002, Mr. Brown was Senior Vice President and President of the Diagnostics Division. From 1993 to 1998, Mr. Brown was Corporate Vice President Worldwide Commercial Operations. From 1992 to 1993, Mr. Brown was Divisional Vice President Worldwide Commercial Operations. From 1987 to 1992, Mr. Brown was Divisional Vice President and General Manager, Western Hemisphere Commercial Operations. From 1986 to 1987, Mr. Brown was Divisional Vice President U.S. Sales and, from 1985 to 1986, was Director of Sales. Mr. Brown currently serves on the Board of Directors of Cepheid, a molecular diagnostics company. Mr. Brown holds a Bachelor of Arts degree from the State University of New York at Buffalo.

        KENNETH F. BUECHLER, Ph.D. was appointed to our Board of Directors in November 2007. Dr. Buechler was a founder of Biosite, Inc., a diagnostic products and antibody development company. Dr. Buechler served as a director at Biosite from June 2003 through July 2007 and was President and Chief Scientific Officer of Biosite from October 2004 to July 2007. From March 2003 to October 2004, Dr. Buechler was Biosite's Senior Vice President, Research and Development, and from April 2001 to March 2003, Dr. Buechler was Biosite's Vice President, Research and Development. From January 1994 to April 2001, he was Biosite's Vice President, Research and was Director of Chemistry from April 1988 to January 1994. Before founding Biosite, Dr. Buechler was a Senior Scientist in the Diagnostics Research and Development Group at Hybritech Incorporated. Dr. Buechler received a B.S. in Chemistry and Ph.D. in Chemistry from Indiana University. Dr. Buechler is a member of the American Chemical Society, the Biochemical Society, the International Federation of Clinical Chemistry and Laboratory Medicine and the American Association of Clinical Chemists.

        ROD F. DAMMEYER was appointed to our Board of Directors in February 2006. Mr. Dammeyer is the President of CAC, L.L.C., a private company providing capital investment and management advisory services, and is the retired Vice Chairman of Anixter International, where he served from 1985 until February 2001, and retired managing partner of corporate investments of Equity Group Investments, L.L.C., where he served from 1995 until June 2000. Mr. Dammeyer serves as a director of Stericycle, Inc., a medical waste management and healthcare compliance services company. He also serves as a trustee of Van Kampen Investments, Inc. and a director of The Scripps Research Institute. He received a B.S. degree in accounting from Kent State University.

        CAREN L. MASON was appointed to our Board of Directors and became our President and Chief Executive Officer on August 20, 2004. Ms. Mason has more than 25 years experience in healthcare. Prior to joining us, Ms. Mason provided consultative services for Eastman Kodak Health Imaging as a result of the sale of MiraMedica, Inc., a digital technology, diagnostic imaging company, to Eastman Kodak. Ms. Mason served as President and Chief Executive Officer for MiraMedica, Inc. from April 2002 through September 2003. From January 2000 through June 2001, Ms. Mason served as Chief Executive Officer of eMed Technologies, Inc. of Lexington, Massachusetts, a digital technology, diagnostic imaging company. Prior to joining eMed Technologies, Ms. Mason served as General Manager of the Women's Healthcare business and as a General Manager in various capacities for the Services business of General Electric Medical Systems from July 1996 to January 2000. Ms. Mason's additional healthcare experience includes her tenure with Bayer AG/AGFA from October 1989 to July 1996 where she last served as Senior Vice President for the AGFA Technical Imaging Business Group. Ms. Mason began her career in healthcare with American Hospital Supply/Baxter Healthcare and served in sales, marketing and managerial roles from 1977 through 1988. Ms. Mason is a graduate of Indiana University. She has been a member of the Franciscan Sisters of the Poor Foundation Board of Governors and has also been a member of the Board of Directors for MediServ/GESCI, eMed Technologies, Inc., MiraMedica, Inc., and currently serves as a member of the Board of Directors of AdvaMed, an industry organization for producers of medical devices and diagnostic products.

        MARY LAKE POLAN, M.D., Ph.D., M.P.H. is a Professor and Chair Emeritus of the Department of Gynecology and Obstetrics at Stanford University School of Medicine where she served from 1990 to 2005. Dr. Polan received a Bachelor of Arts Degree from Connecticut College, a Ph.D. in Molecular Biophysics and Biochemistry and an M.D. from Yale University School of Medicine and her Masters in Public Health from the University of California, Berkeley. Dr. Polan remained at Yale New Haven Hospital for her residency in Obstetrics and Gynecology, followed by a Reproductive Endocrine Fellowship. Dr. Polan was on the faculty at Yale University until 1990, when she joined Stanford University. Dr. Polan is a practicing clinical Reproductive Endocrinologist with a research interest in ovarian function and granulosa cell steroidogenesis. More recently, Dr. Polan's interests have been in the interaction between the immune and endocrine systems: the role of monokines in reproductive events and gene expression in stress urinary incontinence as well as brain activation in human sexual function. Dr. Polan also serves on the Board of Directors of Wyeth, a research-based global pharmaceutical and health care products company.

        MARK A. PULIDO was appointed to our Board of Directors in August 2002. Mr. Pulido has been Chairman of the Company's Board of Directors since May 2004. Prior to his retirement in June 2002, Mr. Pulido served as the Chairman of the Board of BenefitPoint, Inc., an employee benefits technology company, where he also served as its President and Chief Executive Officer. From May 1996 to July 1999, Mr. Pulido was President and Chief Executive Officer of McKesson Corporation, a healthcare services and information technology company. Previously, Mr. Pulido served as President and Chief Executive Officer of Novartis Pharmaceuticals Corporation (formerly Sandoz Pharmaceuticals Corporation), a research-based pharmaceutical manufacturer, and RedLine Healthcare Corporation (previously owned by Novartis and now a subsidiary of McKesson Corp.), a medical surgical distribution company, during the period from January 1990 to April 1996. Mr. Pulido is an affiliated executive with Freeman Spogli, a private equity firm, and serves on the Board of Directors of Bright Now! Dental, Inc., a dental practice management company and a Freeman Spogli portfolio company. Mr. Pulido holds a B.S. degree in Pharmacy from the University of Arizona, College of Pharmacy, and an M.S. degree in Pharmacy Administration from the University of Minnesota.

        JACK W. SCHULER was appointed to our Board of Directors in February 2006. Mr. Schuler has been Chairman of the Board of Directors of Stericycle, Inc., a medical waste management and healthcare compliance services company, since March 1990. Mr. Schuler is also a co-founder of Crabtree Partners, a Chicago-based venture capital firm. Prior to 1990, Mr. Schuler held various executive positions at Abbott Laboratories, a broad-based healthcare company, from December 1972 through August 1989, most recently serving as President and Chief Operating Officer. Mr. Schuler is also currently a director of Medtronic Inc., a medical technology company. Mr. Schuler holds a B.S. in Mechanical Engineering from Tufts University and an M.B.A. from Stanford University.

Vote Required and Board Recommendation

        The nominees for election as directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NAMED NOMINEES IN PROPOSAL 1.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2008, and to perform other appropriate accounting and tax services. We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2008. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the selection of the Company's independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        One or more representatives of Ernst & Young LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2008.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

CORPORATE GOVERNANCE

Board of Directors Meetings, Committees of the Board and Related Matters

        The Board of Directors currently has a standing Audit, Nominating and Corporate Governance, and Compensation Committee. The Board of Directors and its committees held an aggregate of 20 meetings during the year ended December 31, 2007, of which eight were full board meetings. All directors attended 75% or more of the aggregate of all meetings of the Board of Directors and its committees, if any, upon which the directors served during the year ended December 31, 2007.

Director Independence

        Our Board of Directors has determined that each of Mr. Brown, Dr. Buechler, Mr. Dammeyer, Dr. Polan, Mr. Pulido (Chairman of the Board of Directors) and Mr. Schuler are independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15) as adopted by The Nasdaq Stock Market LLC ("Nasdaq"). Ms. Mason was not deemed to be "independent" because of her employment as our President and Chief Executive Officer.

Audit Committee

        The Audit Committee is responsible for assisting the Board of Directors in overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board of Directors in its oversight of our compliance with legal and regulatory requirements. Under the Audit Committee's written charter, the specific duties of the Audit Committee include, among others: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent registered public accounting firm; monitoring the independence and performance of our independent registered public accounting firm; and providing an avenue of communication among the independent registered public accounting firm, our management and our Board of Directors. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all of our employees and to the independent registered public accounting firm. The Audit Committee also has the ability to retain, at our expense and without further approval of the Board of Directors, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

        The Audit Committee met five times during 2007. The members of the Audit Committee currently include Mr. Brown (Chairperson), Mr. Dammeyer and Dr. Polan. The Audit Committee has been established in accordance with applicable Nasdaq and Securities and Exchange Commission rules and regulations, and our Board of Directors has determined that each of Mr. Brown, Mr. Dammeyer and Dr. Polan is independent within the meaning of Nasdaq Rule 4200(a)(15) as well as the enhanced independence standards contained in Nasdaq Rule 4350(d) that relate specifically to members of audit committees. Our Board of Directors has also determined that both Mr. Brown and Mr. Dammeyer qualify as "audit committee financial experts" within the meaning of the Securities and Exchange Commission's rules and regulations.

Compensation Committee

        The Compensation Committee is responsible for assisting the Board of Directors in discharging its responsibilities regarding the compensation of our employees and directors. Under the Compensation Committee's written charter, the specific duties of the Compensation Committee include, among other matters: reviewing and approving (or recommending to the Board of Directors for approval) corporate goals and objectives relevant to executive compensation; evaluating our executive officers' performance in light of such goals and objectives; determining (or recommending to the Board of Directors for determination) the compensation levels of our executive officers based on such evaluations;

administering our incentive compensation plans, including our equity-based incentive plans; and making recommendations to our Board of Directors regarding our overall compensation structure, policies and programs.

        Design of the compensation program for 2007 was completed without the assistance of an independent outside compensation consultant, although in prior years the Compensation Committee has engaged third party compensation consultants to assist in structuring and reviewing the Company's compensation programs, including competitiveness of base salaries, short-term cash incentives, and both short-term and long-term equity incentive programs. Our Compensation Committee considers market data from a variety of sources, including the annual Radford Biotechnology Survey and a comparative group of ten publicly-traded companies. Our Compensation Committee utilizes management (and from time to time independent consultants) to gather such market data and provide appropriate analyses. In addition the Compensation Committee considers the recommendations of our Chief Executive Officer in determining the compensation of executive officers (other than the CEO).

        The Compensation Committee held five meetings during 2007. The members of the Compensation Committee currently include Dr. Polan (Chairperson), Mr. Brown and Mr. Schuler, and our Board of Directors has determined that each of Dr. Polan, Mr. Brown and Mr. Schuler is independent within the meaning of Nasdaq Rule 4200(a)(15).

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in identifying qualified individuals to become Board members; to recommend the composition of the Board of Directors and its committees; to monitor and assess the effectiveness of the Board of Directors and its committees; and to perform a leadership role in shaping and monitoring our corporate governance principles. Under the Nominating and Corporate Governance Committee's written charter, the specific duties of the Nominating and Corporate Governance Committee include, among other matters: identifying, reviewing and recruiting candidates for the Board of Directors for election to the Board; reviewing director candidates recommended by our stockholders; monitoring the independence of current directors and nominees; recommending to the Board of Directors candidates for election or re-election to the Board at each annual meeting of stockholders; and overseeing the periodic evaluation of the Board, its committees and each of our incumbent directors.

        The Nominating and Corporate Governance Committee held two meetings during 2007. The Nominating and Corporate Governance Committee currently includes Mr. Schuler (Chairperson), Dr. Buechler and Mr. Pulido. Our Board of Directors has determined that each of Mr. Schuler, Dr. Buechler and Mr. Pulido is independent within the meaning of Nasdaq Rule 4200(a)(15).

Meetings of Non-Management Directors

        The non-management members of the Board of Directors regularly meet without any members of management present during regularly scheduled and periodic executive sessions of meetings of the Board of Directors.

Communications With the Board of Directors

        Our stockholders may communicate with our Board of Directors, a committee of our Board of Directors or an individual director by sending a letter addressed to the Board, a committee or a director c/o Corporate Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. All communications will be compiled by our Corporate Secretary and forwarded to the Board of Directors, the committee or the director accordingly.

Director Nominations

        The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current directors, professional search firms, stockholders or other persons.

        Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee will evaluate the prospective nominee in the context of the then current composition of the Board of Directors and will consider a variety of other factors, including the prospective nominee's business, technology and industry, finance and financial reporting experience, and other attributes that would be expected to contribute to an effective Board of Directors. The Nominating and Corporate Governance Committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values.

        Our Nominating and Corporate Governance Committee will consider stockholder nominations for directors. A stockholder may propose a person for consideration by the committee by submitting the individual's name and qualifications, and other information described below under "Stockholder Proposals", to our Corporate Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. The committee will consider each stockholder-recommended candidate at the same time and under the same criteria used to evaluate all other candidates. As described in our Corporate Governance Guidelines, in evaluating the suitability of individuals to serve as members of our Board of Directors, the Board of Directors and Nominating and Corporate Governance Committee consider a number of factors, including: experience at a policy-making level; strategic thinking; depth of understanding of the Company's industry, including relevant technology, leadership, and objectivity; and a general understanding of marketing, financing and other disciplines relevant to the success of a publicly-traded company and sound principles of corporate governance in today's business environment. The Board of Directors and the Nominating and Corporate Governance Committee evaluate each individual in the context of Board functions as a whole and in light of the then current needs of the Board at that point in time, with the objective of providing independent, diversified and effective representation of the interests of our stockholders.

        In addition, stockholders who wish to nominate candidates for election to the Board of Directors at any annual meeting must follow the procedures set forth in our bylaws, including providing timely written notice, in proper form, of the intent to make such a nomination. To be timely, the notice must be received within the time frame discussed below in this Proxy Statement under the heading "Stockholder Proposals." To be in proper form, the notice must, among other matters, include each nominee's written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee. These requirements are further described below under the heading "Stockholder Proposals" and are detailed in our bylaws.

Director Attendance at Annual Meetings

        Our Board of Directors has adopted a policy that encourages our directors to attend our annual stockholder meetings. The 2007 annual meeting of stockholders was attended by all seven of our then current directors.

Director Compensation

        The current compensation and benefit program for non-management directors is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of our size and scope; compensation should align directors' interests with the long-term interests of our other stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. The table below on non-employee directors' compensation includes the following compensation elements:

Annual Cash Retainers

        The Non-Executive Chairman of the Board of Directors currently receives an annual cash retainer of $80,000. Each of the other non-employee directors receives an annual cash retainer of $30,000.

        The Chairman of our Audit Committee receives an additional annual cash retainer of $15,000. The Chairperson for each of the Board's other committees receives an additional annual cash retainer of $7,500.

Board and Committee Meeting Attendance Fees

        The non-employee directors receive $2,000 per Board meeting attended in person and $2,000 per committee meeting attended in person, but only if the committee meeting is not held on the same day as a Board meeting. Non-employee directors are also reimbursed for expenses incurred in connection with attendance at Board and committee meetings. In addition, the non-employee directors receive $1,000 per telephonic Board or committee meeting attended.

Non-Employee Director Deferred Compensation Program

        In May 2007, the Board of Directors adopted a deferred compensation program that allows non-employee directors to elect on a yearly basis (for the yearly period between the Company's annual meetings of stockholders to receive his or her (i) annual retainer fee, (ii) compensation for services as a chairperson of any of the Board's standing committees, and (iii) payment of fees for attendance at the first four telephonic Board and the first four telephonic committee meetings (collectively, the "Covered Fees") as follows: (1) 100% of the Covered Fees (plus an additional 20% premium on the Covered Fees) in the form of fully vested restricted stock units ("RSUs"); or (2) 50% of the Covered Fees in cash and 50% of the Covered Fees (plus an additional 20% premium on that portion of the Covered Fees) in the form of fully vested RSUs.

        The RSUs are granted under the Company's Amended and Restated 2001 Equity Incentive Plan as of the date of the applicable annual meeting of stockholders, and the number of shares subject to an award of RSUs is calculated based on the closing price of the Company's shares on the date of the applicable annual meeting. In addition, the issuance of shares of the Company's common stock underlying an award of RSUs will not occur until thirty (30) days after the earlier of (i) separation of such non-employee director's service to the Company (as described in Section 409A(a)(2)(A)(i) of the Internal Revenue Code, as amended (the "Code") and related guidance thereunder) or (ii) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (as described in Code Section 409A(a)(2)(A)(v) and related guidance thereunder).

Periodic Equity Awards

        The Board of Directors periodically assesses potential equity awards to non-employee directors in lieu of an annual automatic grant of stock options, as contemplated under the 2001 Equity Incentive Plan. The Board of Directors suspended the automatic grants in May 2004 on an indefinite basis.

        On May 7, 2007, the Board of Directors approved stock option grants to each of the Company's non-employee directors as follows: (i) a grant of 12,442 stock options to the Non-Executive Chairman of the Board (with a Black-Scholes value of approximately $105,000 as of the grant date) and (ii) a grant of 9,331 stock options to each of the Company's other non-employee directors (with a Black-Scholes value of approximately $80,000 as of the grant date). The stock options vest upon the earlier of (x) immediately prior to the annual meeting of the Company's stockholders in 2008, or (y) the one-year anniversary of the grant date, or May 7, 2008. In addition, the exercise price for the stock options was equal to the closing price of the Company's common stock as of the grant date in accordance with the 2001 Equity Incentive Plan. The options have a ten-year term.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Thomas D. Brown	39,500	41,291	69,347	150,138
Kenneth F. Buechler, Ph.D.*	—	—	13,483	13,483
Rod F. Dammeyer	44,000	—	69,347	113,347
Douglas S. Harrington, M.D.**	25,750	—	—	25,750
Mary Lake Polan, M.D., Ph.D., M.P.H.	44,125	17,725	69,347	131,197
Mark A. Pulido	69,500	34,279	92,468	196,247
Jack W. Schuler	28,000	29,608	69,347	126,955

*
Dr. Buechler was appointed to the Board in November 2007.

**
Dr. Harrington resigned from the Board in August 2007.

(1)
This column reports the amount of cash compensation earned in 2007 for Board service.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of the RSUs, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("SFAS 123(R)"). Fair value is calculated using the closing price of our common stock on the date of grant, and is expensed ratably over the vesting period.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options to the directors. The fair value was estimated using the Black-Scholes option-pricing model in accordance with SFAS 123(R). The fair value per option granted in 2007 was $8.62, based on assumptions of 4.83 years expected life, expected volatility of 69%, a risk free rate of 4.80% and zero dividend yield.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all our officers, directors and employees. If we grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officers (or persons performing similar functions), we will disclose the nature of such amendment or waiver on our website at www.quidel.com or in a report on Form 8-K in accordance with applicable rules and regulations.

Access to Corporate Governance Documentation and Other Information Available on Our Website

        Our Code of Business Conduct and Ethics, the current charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees and the Company's Corporate Governance Guidelines are accessible via our website at www.quidel.com through the "Investor Relations" link under the heading "Corporate Governance."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of our common stock beneficially owned as of March 20, 2008 by (i) those known to be the beneficial owners of more than five percent (5%) of our outstanding common stock, (ii) each of the present directors and nominees for director, (iii) each of the current executive officers named in the Summary Compensation Table herein and (iv) all directors and current executive officers as a group. On March 20, 2008, there were 32,300,688 shares of our common stock outstanding.

	Beneficial Ownership of Common Stock(1)(2)
Name	Number of Shares	Percent of Class
Beneficial Owners
FMR LLC(3) 82 Devonshire Street Boston, Massachusetts 02109	4,898,615	15.2%
Entities affiliated with Larry N. Feinberg(4) Oracle Associates LLC 200 Greenwich Avenue, 3rd Floor Greenwich, CT 06820	2,740,183	8.5%
T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	2,251,000	7.0%
Directors and Nominees for Director
Thomas D. Brown(6)	42,524	*
Kenneth F. Buechler, Ph.D.(7)	4,665	*
Rod F. Dammeyer(8)	70,300	*
Caren L. Mason(9)	665,560	2.0%
Mary Lake Polan, M.D., Ph.D., M.P.H(10)	98,296	*
Mark A. Pulido(11)	106,343	*
Jack W. Schuler(12)	3,576,276	11.1%
Named Executive Officers
Robert J. Bujarski, J.D.(13)	138,312	*
Thomas J. Foley(14)	231,399	*
Scot M. McLeod(15)	47,642	*
John M. Radak(16)	62,652	*
All directors and executive officers as a group (11 persons)(17)	5,043,969	15.2%

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted, and subject to applicable community property laws, each executive officer and director has sole voting and dispositive power with respect to the shares indicated.

(2)
Shares of common stock subject to options exercisable on or within 60 days of March 7, 2007 are deemed outstanding for computing the number of shares and the percentage ownership of the person holding such options, but are not deeming outstanding for computing the percentage of any other person.

(3)
Based on Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008. Pursuant to the instructions in item 7 of Schedule 13G, Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,621,783 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 4,621,783 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders of FMR LLC have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting commons shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. In addition, Pyramis Global Advisors Trust Company ("PGATC"), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 276,832 shares of Company's common stock as a result of its serving as investment manager of institutional accounts owning such shares. Finally, Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 276,832 shares and sole power to vote or to direct the voting of 243,081 shares of the Company's common stock owned by the institutional accounts managed by PGATC.

(4)
Based on Amendment No. 5 to Schedule 13G filed with the Securities and Exchange Commission on February 15, 2008 by Oracle Partners, L.P., Oracle Associates, LLC and Larry N. Feinberg in which Mr. Feinberg reported beneficial ownership of 2,740,183 shares of common stock with respect to which he has sole voting and dispositive power of 50,420 shares and shared voting and dispositive power of 2,689,763 shares.

(5)
Based on Amendment No. 5 to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2008 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. (collectively, "Price Associates"), in which T. Rowe Price Associates, Inc. reported beneficial ownership of 2,251,000 shares of common stock with respect to which T. Rowe Price Associates, Inc. has sole voting power of 165,800 shares and sole dispositive power of 2,251,000 shares. T. Rowe Price Small-Cap Value Fund, Inc. reported sole voting power of 2,080,000 of such shares and no dispositive power. For purposes of the reporting requirements of the Securities and Exchange Commission, Price Associates is deemed to be a beneficial owner of the securities reported above; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)
Includes 24,144 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2008. Also includes 4,552 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

(7)
Represents 4,665 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2008.

(8)
Includes 18,662 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2008.

(9)
Includes 414,998 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2008. Also includes 194,978 restricted shares for which the individual has voting rights, but does not have dispositive power over such shares.

(10)
Includes 81,412 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2008. Also includes 1,954 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

(11)
Includes 87,634 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2008. Also includes 3,779 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

(12)
Includes 541,601 shares that are held indirectly by the Schuler Family Foundation, 267,800 shares that are held indirectly by three family trusts of his adult children and 65,000 shares held indirectly by Mr. Schuler's spouse. Mr. Schuler disclaims beneficial ownership of the 541,601 shares held indirectly by the Schuler Family Foundation, the 267,800 shares that are held indirectly by three family trusts of his adult children and the 65,000 shares held by his spouse, except to the extent of his pecuniary interest in such shares, if any. In addition, includes 18,662 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2008. Also includes 3,264 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

(13)
Includes 53,624 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2008. Also includes 82,116 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares.

(14)
Includes 139,499 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2008. Also includes 68,757 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares.

(15)
Includes 5,017 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2008. Also includes 42,279 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares.

(16)
Includes 31,249 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2008. Also includes 31,403 restricted shares for which the individual has sole voting rights but does not have dispositive power over such shares.

(17)
All directors and executive officers as a group, including 879,566 shares of common stock issuable upon exercise of options that are exercisable on or within 60 days of March 20, 2008, and also includes 13,549 shares of common stock underlying an equal number of fully vested restricted stock units for which the individual has no voting or dispositive power over such shares.

        With the exception of information relating to stock options, restricted stock and restricted stock units issued by us, all information with respect to beneficial ownership of shares of common stock referred to in this section is based on filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to us by the beneficial owners.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        The core objectives of our executive compensation program are to (1) support our mission, values and corporate strategies by a "pay for performance" philosophy that provides incentives to our executive officers and employees for support of these core principles; (2) align the interests of management with those of our other stockholders; and (3) attract, retain and motivate high quality executives. Towards these goals, our compensation program is designed with the following principles:

  •
  Provide an opportunity for the Company to communicate to our executive officers and employees our performance expectations and priorities directly through the selection of performance measures on which compensation is based, and calibrate payouts with achievement of those performance measures;

  •
  Align pay such that management shares in value created from their efforts, and the Company's compensation expense tracks its profitability and stockholder returns;

  •
  Balance rewards appropriately between efforts and results;

  •
  Offer a competitive total compensation opportunity; and

  •
  Have a significant portion of total compensation paid to our executive officers in equity and dependent upon the achievement of performance goals of the Company.

        Our compensation program focuses on both short and long-term results and is composed of three key elements: (1) competitive base salaries, which reflect individual performance and responsibilities, (2) annual cash incentive opportunities, which are a function of the performance of the Company, and (3) longer-term stock-based incentive opportunities under our equity incentive plans, generally in the form of stock options or restricted stock grants, which link the interests of senior management with our other stockholders. Each of our compensation elements is designed to simultaneously fulfill one or more of our core objectives.

Administration

        The Compensation Committee of the Board of Directors administers the Company's executive compensation programs and approves (or recommends to the Board of Directors for approval) salaries of all officers, including those of the executive officers named in the Summary Compensation Table. The Committee is responsible for reporting to the Board of Directors and administering all other elements of executive compensation, including annual cash incentive, stock option and restricted stock awards.

Compensation Plan Design and Key Elements Used to Achieve Compensation Objectives

        The cash components of salary and annual incentive bonus are targeted to be moderate, yet competitive in relation to salaries and annual incentive bonuses paid to officers in similar positions in comparable companies. Our longer-term 2007 incentive stock-based awards are entirely performance-based and designed to be at or above median competitive levels at comparable companies based on the responsibilities of the executives, but are only paid if our operational goals are achieved and the executive remains with the Company for the period of vesting, which is generally one to four years (depending on the form of equity). In setting each executive's compensation, the Committee also considers the scope of the executive's responsibilities, leadership abilities and effectiveness, and management experience. In addition, the Committee incorporates flexibility into our programs and the assessment process to respond to the evolving business environment. Total compensation therefore has significant variability based on the Company's success in any given year and the Committee's assessment of such individual's contribution to that success.

        Design of the compensation program for 2007 was completed without the assistance of an independent outside compensation consultant, although in prior years the Compensation Committee has engaged third party compensation consultants to assist in structuring and reviewing the Company's compensation programs, including competitiveness of base salaries, short-term cash incentives, and both short-term and long-term equity incentive programs. Our Compensation Committee considers market data from a variety of sources, including the annual Radford Biotechnology Survey and a comparative group of ten publicly-traded companies. The Radford Biotechnology Survey provides data from participating companies with respect to their compensation practices in numerous areas and with respect to various positions, including senior management positions. We use this data to help benchmark our executive compensation policies. The companies in the public company peer group were selected based on various factors, including industry, market capitalization and revenues. Our Compensation Committee utilizes management (and from time to time independent consultants) to gather such market data and provide appropriate analyses.

  Base Salary

        Base salaries are reviewed annually and are targeted to be moderate, yet competitive in relation to salaries paid to officers in similar positions in comparable companies. With the exception of the Chief Executive Officer, whose performance is reviewed directly by the Board of Directors, performance of all other executive officers is reviewed annually by the Chief Executive Officer in consultation with the Compensation Committee (and/or the Board of Directors).

        In 2007, in connection with the setting of the base salary of our executive officers, the Compensation Committee examined survey data for executives with similar responsibilities in comparable companies in the medical device/diagnostics and biotechnology industry, using the Radford Associates 2006 Executive Compensation Biotechnology Survey, for companies between 150 and 500 employees projected forward for 2007. The base salaries of each of our executive officers were set at the approximate median of such salaries for their positions, and then modified to take into account our executive officers' experience and skills.

  Annual Cash Incentive Awards

        Our annual cash incentive program provides the potential for receipt of competitive levels of annual incentive cash compensation. Our annual cash incentive compensation program is designed to reward senior management for their contributions to annual corporate objectives. Under our annual cash incentive program, each participating officer is entitled to receive a cash bonus based on achievement of certain corporate goals in the particular fiscal year. Goals and payouts are calibrated to strike the appropriate balance between being reasonably achievable, and thereby motivating executives, while targeting improved performance. The balance is intended to ensure that the Company receives an appropriate return on its annual incentive investment. The Company performance goals are selected to require sustained performance and results from senior management that are not easily achievable without extra effort from each individual. Each eligible executive's potential annual award under the annual cash incentive program is expressed as a percentage of base salary earned by the individual during the fiscal year.

        Under our annual cash incentive compensation program for 2007, the target bonus for our Chief Executive Officer was 50% of salary, for all participating Senior Vice Presidents, 40% of salary, and for all participating Vice Presidents, 30% of salary. Under the 2007 program, the corporate objectives consisted of revenue and EBITDA goals with an equal component weighting of 50% each. The 2007 program provided for payouts on a graduated basis, starting at a base of $1, upon achievement of certain threshold performance measures up through goal achievement of 100% of target. Further, under the 2007 program, for goal achievement greater than 100%, the target payout increased on a graduated basis with a maximum of 150% of target payout. For fiscal year 2007, the Board of Directors, in conjunction with the Compensation Committee, approved payouts to each of our executive officers at 70% of target. For fiscal years 2006 and 2005, the Compensation Committee approved payouts of 103% and 100%, respectively.

  Longer-term Equity Incentive Awards

        Longer-term equity-based incentive awards in the form of stock options and/or restricted stock are intended to align the interests of management with those of the Company's other stockholders and promote retention of our executives by using continued service as a requirement to receive the value of the awards. The number of stock options and/or shares of restricted stock granted is related to the individual's level of responsibility and allows executives to share in the value they help create. Generally, the Compensation Committee does not consider an executive's stock holdings or outstanding equity awards in determining the number of equity awards to be granted. The Compensation Committee believes that the Company's executive officers should be fairly compensated each year relative to market pay levels of the Company's peer group. The Compensation Committee views longer-term equity incentives as a primary compensation means for retaining executives in a current industry environment that is highly competitive in seeking to recruit executives.

        In 2007 and as part of the 2007 long-term equity incentive program, each of our named executive officers received a grant consisting of entirely performance-based restricted stock (the "Performance Stock"). The Performance Stock under the 2007 program vests at the end of a three-year period if, and to the extent, the Company achieves three-year performance goals related to revenue and EBITDA growth. Similar to the 2007 annual cash incentive program described above, the 2007 long-term equity incentive program provides for payouts on a graduated basis upon achievement of certain threshold performance measures with 100% payout upon achievement of target and a potential maximum payout of 150% of target for goal achievement greater than 100%. In general and unless expressly provided otherwise in an agreement with the Company, the executive officer must remain employed by the Company through the vesting date for the Performance Stock to vest.

        Under the 2006 long-term equity incentive program, each of our named executive officers received restricted stock awards based on meeting annual performance targets in which the Company needs to meet or exceed 90% of the goals set under the annual cash incentive program for that particular year, however, the Company did not achieve a 90% performance weighting and accordingly that portion of the performance shares applicable to the 2007 year was cancelled.

Equity Ownership Guidelines

        To further align the interests of our directors and executives with those of our other stockholders, the Board of Directors adopted share ownership guidelines in 2004. Under these guidelines, each non-employee director, the Chief Executive Officer, each Senior Vice President and each Vice President is required to retain and hold 50% of the shares acquired under any equity incentive award granted on or after March 19, 2004 (after subtracting shares sold to pay for option exercise costs, and relevant federal and state taxes which are assumed to be at the highest marginal tax rates). The foregoing share retention rule applies unless such director, the Chief Executive Officer, Senior Vice President or Vice President beneficially owns shares with a value at or in excess of the following share ownership guidelines:

  •
  Chief Executive Officer—3 times then-current annual base salary

  •
  Senior Vice Presidents—2 times then-current annual base salary

  •
  Vice Presidents—1 times then-current annual base salary, and

  •
  Non-employee directors—2 times then-current annual cash retainer.

        The value of an individual's shares for purposes of the share ownership guidelines shall be deemed the greater of the then-current fair market value of the stock, or the individual's cost basis in the stock. Shares counted in calculating the share ownership guidelines include shares beneficially owned outright, whether from open market purchases, purchases through the 1983 Employee Stock Purchase Plan, shares retained after option exercises, and shares of restricted stock which have no further restrictions remaining. Directors, the Chief Executive Officer, Senior Vice Presidents and Vice Presidents have five years from their election, hire or promotion to satisfy the share ownership guidelines.

Employment and Severance Agreements

        We have entered into change of control agreements with each of our executive officers. We have entered into the change in control agreements in order to foster our executive officers' objectivity in making decisions with respect to any pending or threatened change in control transaction and to alleviate certain risks and uncertainties with regard to our executive officers' financial and professional security that might be created by a pending or threatened change in control transaction. In addition, we entered into an employment agreement with Ms. Mason on August 20, 2004 upon her joining us. The details of the change in control agreements and any employment or severance arrangements entered into with our executive officers are provided under "Employment, Change in Control and Severance Arrangements" below in this Proxy Statement.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the amount that a public company may deduct for compensation paid to any employee who is the company's CEO as of the close of the taxable year and the next three most highly compensated executive officers, excluding the CEO and CFO. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the performance meets pre-established objective goals based on performance criteria approved by stockholders). The Compensation Committee does not currently anticipate that the compensation of any executive officer during fiscal 2007 will materially exceed the limit on deductibility imposed by Section 162(m) of the Internal Revenue Code.

Stock Option Grant Practices

        As described above, the Company uses stock options as part of its overall compensation program. The stock option awards provide individuals with the right to purchase a specified number of shares of the Company's stock at a specific price. The Company sets the exercise price of the stock options that it awards at or above the closing price of the Company's stock on the grant date. Accordingly, the option grant will have value to the individual only if he or she continues in our service during the vesting period and then generally only if and to the extent that the market price of the underlying shares of common stock appreciates over the option term.

        Awards of equity-based compensation to our executive officers, such as options, are determined and approved by the Board of Directors or the Compensation Committee. Equity grants are typically made at the time of hire for executives and then annually as part of the overall executive compensation review. The specific terms of the awards are determined based on the position of the individual in the organization and as part of the applicable annual equity incentive program.

        New hire grants are approved by the Board of Directors or the Compensation Committee when the executive's hire is approved, with the actual option grant issued on the first date of employment and the exercise price of such options being set at the closing price of the Company's common stock on that date. Annual performance grants made as part of the overall executive compensation review are made as of the date of Board or Compensation Committee approval. This typically occurs prior to the end of the first quarter, with grants effective on the date of Board or Compensation Committee approval and at a price at or above the closing price on the grant date.

        Options granted to the Company executives typically vest over a four-year period, with the first 25% vesting after one year and the remaining options vesting quarterly over the remaining three years.

Generally, vesting ends when employment ends and the executive has 90 days following the end of employment within which to exercise any vested stock options.

Perquisites and Other Benefits

        The Compensation Committee believes that the named executive officers should participate in the same benefit programs as the Company's other employees and that special executive perquisites should be minimal. Consistent with this philosophy, the named executive officers participate in the Company's employee benefit plans on the same terms as other employees. These plans include medical and dental insurance, disability coverage, life insurance and the 401(k) Plan.

Compensation of the Chief Executive Officer

        Our Chief Executive Officer participates in the same executive compensation program provided to our other executive officers and senior management as described above. The Compensation Committee's approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a significant portion of total compensation depend upon the achievement of performance goals for the Company.

        Based on the evaluation and assessment of the Company and Ms. Mason's performance relative to achievement of 2007 goals, Ms. Mason was awarded a cash bonus of $163,800 in March 2008 for 2007 performance. In March 2007, Ms. Mason's base salary was increased to $468,000, which represented a 4.0% increase over her 2006 base salary. In February 2008, the Board of Directors set Ms. Mason's base salary for 2008 at $482,040, representing a 3.0% increase over her 2007 base salary.

        In addition, Ms. Mason received a payout of $480,000 in March 2008 per the terms of the long-term incentive bonus program ("LTIB") under Ms. Mason's employment agreement with the Company. Pursuant to the terms of Ms. Mason's employment agreement, the LTIB provided for a cash performance bonus to be paid at the end of the three-year cycle, commencing on January 1, 2005 and ending on December 31, 2007. Provided that Ms. Mason remained an employee of the Company throughout the three-year cycle, the terms of the LTIB provided for a minimum bonus of $250,000, a target bonus of $500,000 and a maximum bonus of $750,000 for three years of performance. The actual payout amount of $480,000 was determined by measuring the Company performance to planned revenue, EBITDA and strategic imperative goals over the three-year performance period, resulting in achievement of 96% of the target bonus of $500,000.

Compensation of the Other Named Executive Officers

        In determining the compensation for Messrs. Foley, Bujarski, McLeod and Paiz for 2007, overall performance of the Company, as well as individual achievements, were assessed against the performance objectives and metrics established in the first quarter of 2007. In March 2007, base salaries were increased for each of Messrs. Foley, Bujarski, McLeod and Paiz to $278,700, $275,000, $235,280 and $343,551 respectively. Mr. Bujarski's 2007 increase from his 2006 salary of $247,560 also included an increase associated with his promotion in March 2007 to Senior Vice President, General Counsel & Corporate Secretary. Mr. McLeod also received an increase in salary to $248,500 upon his promotion to Senior Vice President, Operations in July 2007. Mr. Radak did not receive an annual increase in March 2007 as he started with the Company in February 2007 with an annual salary of $280,000. Mr. Radak also received an incentive payment of $75,000 upon starting with the Company as part of his employment agreement. Mr. Landers left the Company on March 31, 2007 and did not receive any salary increase in March 2007 prior to his departure.

        Under the 2007 annual cash incentive program, cash bonuses were paid in March 2008 for 2007 performance in the following amounts: $78,036, $77,000, $71,867 and $69,580 for Messrs. Foley, Bujarski, Radak and McLeod, respectively. Mr. Landers and Mr. Paiz left the Company on March 31, 2007 and August 31, 2007, respectively, and neither received a cash bonus for 2007 performance.

Summary Compensation Table

        The following table sets forth information relating to fiscal years 2007 and 2006 compensation of our Chief Executive Officer, Chief Financial Officer, three other most highly paid persons serving as executive officers as of December 31, 2007 and two former executive officers who are included because they would have been among the three other most highly paid executive officers but for their cessation of service as executive officers of the Company before December 31, 2007.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total($)
Caren L. Mason President & CEO	2007 2006	464,538 445,192	376,529 426,448	339,675 278,480	643,800 231,750	7,916 8,266	1,832,458 1,390,136
John M. Radak, Chief Financial Officer(6)	2007 2006	248,128 —	63,528 —	137,162 —	71,867 —	82,598 —	603,283 —
Robert J. Bujarski, SVP, General Counsel & Corporate Secretary(7)	2007 2006	269,723 246,106	153,926 57,532	86,186 73,577	77,000 87,265	7,254 7,086	594,089 471,566
Thomas J. Foley, Chief Technology Officer	2007 2006	276,392 264,258	135,875 151.230	174,585 146,218	78,036 124,016	14,465 13,903	679,353 699,625
Scot M. McLeod(8) SVP, Operations	2007 2006	237,498 —	88,132 —	86,287 —	69,580 —	7,266 —	488,763 —

Paul E. Landers SVP, Finance & Administration and CFO(9)	2007 2006	109,346 271,421	170,435 166,531	242,411 205,036	— 109,180	3,255 9,191	525,447 761,359
Mark E. Paiz Chief Operating Officer(10)	2007 2006	283,647 330,338	— 166,531	96,040 168,730	— 139,776	96,617 7,287	476,304 812,662

(1)
The amounts shown include cash compensation the executive officers earned or which was deferred pursuant to our 401(k) Plan. This also includes payouts for accrued vacation to Mr. Landers and Mr. Paiz in the amounts of $35,859 and $46,591, respectively, upon their departure from the Company.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 and 2006 fiscal years for the fair value of performance-based and service-based restricted stock awards granted during fiscal years 2004 through 2007 to the named executives in accordance with SFAS 123(R). The performance stock granted in 2007 is subject to performance conditions, as described under "Longer-term Equity Incentive Awards" in the "Compensation Discussion and Analysis" section. Restricted stock awards are valued based on the closing share price on the date of grant less the per share purchase price paid by the grantee or at a later date if specific performance criteria have not been communicated until such later date. Forfeitures of restricted stock awards included the following: 1) 51,511 shares forfeited as part of the employment agreement with Mr. Landers, signed in December 2006 and 2) 91,349 shares forfeited associated with the departure of Mr. Paiz in August 2007 as further described in the Employment, Change in Control and Severance Arrangements section of this document. For additional information with respect to the 2007 and 2006 grants, refer to Note 5 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that may be received by the named executive officers.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 and 2006 fiscal year for the fair value of stock options for each of the named executives in accordance with SFAS 123R. Pursuant to rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2007 grants, refer to Note 5 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. See the Grants of Plan-Based Awards Table for information on options granted in 2007 and 2006. These amounts reflect the Company's accounting expense for these awards, and do not correspond to the actual value that may be received by the named executive officers.

(4)
For 2007 and 2006 performance, cash payments were earned in accordance with the Company's 2007 and 2006 annual cash incentive program and are included in this column. These cash payments were made in March 2008 and March 2007, respectively, which followed the year in which the bonuses were earned. In addition, Ms. Mason received a payout of $480,000 in March 2008 per the terms of the long-term incentive bonus program ("LTIB") under Ms. Mason's employment agreement with the Company. Pursuant to the terms of Ms. Mason's employment agreement, the LTIB provided for a cash performance bonus to be paid at the end of the three-year cycle, commencing on January 1, 2005 and ending on December 31, 2007.

(5)
During the year ended December 31, 2006, (a) we made contributions under our 401(k) Plan for Ms. Mason, Mr. Radak, Mr. Bujarski, Dr. Foley, Mr. McLeod, Mr. Landers, and Mr. Paiz, and (b) we funded a group term life insurance plan providing life insurance in an amount equal to two times the executive officer's annual salary, a benefit that is provided to all employees. We began making contributions to executive officers' accounts under the 401(k) Plan in July 1999. Amounts related to these contributions and this life insurance plan Ms. Mason, Mr. Radak, Mr. Bujarski, Dr. Foley, Mr. McLeod, Mr. Landers, and Mr. Paiz were as follows:

  Components of All Other Compensation

	401(k) contributions ($)	Group Term Life Insurance Premiums Compensation ($)	Other ($)
Caren L. Mason	6,750	1,166
John M. Radak	6,750	848	75,000
Robert J. Bujarski	6,750	504
Thomas J. Foley	6,750	7,715
Scot M. McLeod	6,750	516

Paul E. Landers	2,205	1,050
Mark E. Paiz	5,917	700	90,000

  In addition, we paid Mr. Radak an incentive bonus of $75,000 upon starting employment with the Company in February 2007, and we paid Mr. Paiz $90,000 in 2007 as part of his Separation and Release Agreement. Mr. Paiz will be paid a total of $300,000 through August 31, 2008 under the agreement. Mr. Radak became an executive officer of the Company on February 1, 2007.

(6)
Mr. Radak became an executive officer of the Company on February 1, 2007.

(7)
Title reflects the promotion of Mr. Bujarski to the position of Senior Vice President, General Counsel & Corporate Secretary, effective March 5, 2007. As previously announced on March 21,

  2008, Mr. Bujarski notified the Company that he will resign from his role as an officer of the Company, effective April 1, 2008. Mr. Bujarski will remain an at will employee of and available to the Company through the end of April 2008.

(8)
Mr. McLeod became an executive officer of the Company on July 2, 2007.

(9)
As previously announced, Mr. Landers retired from the Company effective March 31, 2007. In December 2006, the Company entered into an agreement with Mr. Landers in which the vesting on a portion of his outstanding equity grants was accelerated as of his retirement date. This resulted in stock compensation expense of approximately $400,000 in the first quarter of 2007.

(10)
As previously announced on June 1, 2007, Mr. Paiz notified the Company of his intention to resign, effective August 31, 2007. In connection with Mr. Paiz's resignation, the Company and Mr. Paiz entered into a separation and release agreement whereby Mr. Paiz will receive $300,000 in payments through August 31, 2008 plus payment for outplacement services and six months of COBRA insurance premium payments. Mr. Paiz received $90,000 in 2007 as part of this agreement as described in the Employment, Change in Control and Severance Arrangements section of this Proxy Statement.

Grants of Plan-Based Awards in Fiscal Year 2007

        The following table sets forth all plan-based awards granted to named executive officers during fiscal year 2007.

All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Exercise or Base Price of Option Awards ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards (5)
Name and Principal Position	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Caren L. Mason President & CEO	3/30/2007 3/30/2007	— 1	— 234,000	— 351,000	15,312 —	61,542 —	91,853 —	— —	— —	737,883 —
John M. Radak Chief Financial Officer	3/30/2007 3/30/2007	— 1	— 112,000	— 168,000	5,235 —	21,040 —	31,403 —	100,000 —	13.42 —	1,051,840 —
Robert J. Bujarski SVP, General Counsel & Corporate Sec.	3/30/2007 3/30/2007	— 1	— 110,000	— 168,000	5,144 —	20,664 —	30,842 —	— —	— —	247,763 —
Thomas J. Foley Chief Technology Officer	3/30/2007 3/30/2007	— 1	— 111,480	— 167,220	5,211 —	20,942 —	31,257 —	— —	— —	251,097 —
Scot M. McLeod SVP, Operations	3/30/2007 3/30/2007	— 1	— 99,400	— 149,100	3,506 —	14,089 —	21,029 —	35,147 —	17.92 —	512,452 —

Paul E. Landers SVP, Finance & Administration & CFO(6)	3/30/2007 3/30/2007	— —	— —	— —	— —	— —	— —	— —	— —	— —
Mark E. Paiz Chief Operating Officer(7)	3/30/2007 3/30/2007	— —	— —	— —	6,471 —	26,007 —	38,817 —	— —	— —	311,829 —

(1)
These columns show the potential value of the payout for each named executive officer under the 2007 annual cash incentive program if the threshold, target or maximum goals were satisfied for all performance measures. The business measurements, performance goals and salary and bonus multiples for determining the payout are described in the "Compensation Discussion and Analysis" section. As reflected in the Summary Compensation Table, non-equity incentives payments were made for 2007 performance. See discussion of the performance criteria and target amounts for the annual cash incentive awards under "Annual Cash Incentive Awards" in the "Compensation Discussion and Analysis" section.

(2)
These columns show the potential value of the payout for each named executive officer pursuant to the Performance Stock granted in 2007 if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. The lapse of restrictions covering the total number of shares of these performance awards is tied to the achievement of performance targets for the Company over a three-year period. The performance-based stock awards are described in greater detail in the "Compensation Discussion and Analysis" section. Our executive officers pay $0.01 for each share of restricted stock.

(3)
This column shows the number of stock options granted in 2007 to the named executive officer. These options vest and become exercisable ratably over four years, with one quarter of the award vesting on the one-year anniversary of the grant date and the remaining vesting quarterly thereafter through the remaining four-year vesting period.

(4)
This column shows the exercise price for the stock options granted, which was the closing price of our common stock on the date of grant, which occurred on Mr. Radak's date of hire and Mr. McLeod's date of promotion to Senior Vice President, Operations.

(5)
This column shows the full grant date fair value of Performance Stock and stock options under SFAS 123(R) granted to the named executive officers in 2007. For Performance Stock, fair value is calculated using the closing price of our common stock on the grant date as well as estimating the amount of shares that will vest based on assessing the probability of meeting the performance criteria, and the grant date fair value is the amount that the Company would expense in its financial statements over the award's vesting schedule, unless the named executive leaves the Company or certain performance goals are not met or are exceeded. For stock options, fair value is calculated using the Black-Scholes value on the grant date and is the amount that the Company would expense in its financial statements over the award's vesting schedule, unless the named executive leaves the Company. For additional information on the valuation assumptions, refer to Note 5 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. These amounts reflect the Company's accounting expense, and do not correspond to the actual value that may be received by the named executive officers.

(6)
As previously announced, Mr. Landers retired from the Company effective March 31, 2007.

(7)
As previously announced Mr. Paiz resigned from his position in August 2007. The entire amount of his 2007 stock award was forfeited.

Outstanding Equity Awards at 2007 Fiscal Year-End

        The following table provides information on the holdings of stock option and restricted stock awards by the named executive officers as of December 31, 2007. This table includes unexercised and unvested stock options, unvested restricted stock awards, or restricted stock awards with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table, based on the option or stock award grant date. The market value of the stock awards is based on the closing market price of our common stock as of December 31, 2007, which was $19.53. The restricted stock awards granted on March 30, 2007 are subject to specified performance objectives measured at the end of a three-year performance period, and vest at the end of such three-year period if, and to the extent, the Company achieves three-year performance goals related to revenue and EBITDA growth. For additional information about the option awards and stock awards, see the description of "Longer-term Equity Incentive Awards" in the "Compensation Discussion and Analysis" section. Mr. Paiz and Mr. Landers are not included in this table as they were not employed with the Company as of December 31, 2007.

		Option Awards(1)				Stock Awards
Name and Principal Position	Option Grant Date	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)	Option Exercise Price($)	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards— Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards— Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Caren L. Mason President & CEO	8/20/2004 3/21/2006	365,625 18,593	84,375 23,907	3.4600 12.2300	8/20/2014 3/21/2016	5/19/2005(3 3/21/2006(4 3/30/2007(5	) ) )	— — —	— — —	77,500 5,400 61,542	1,513,575 105,462 1,201,906
John M. Radak Chief Financial Officer	2/1/2007	—	100,000	13.4200	2/1/2017	3/302007(5)		—	—	21,040	410,911
Robert Bujarski SVP, General Counsel & Corporate Secretary	7/18/2005 3/21/2006	39,375 4,812	30,625 6,188	6.6400 12.2300	7/18/2015 3/21/2016	3/21/2006(4 3/5/2007(6 3/30/2007(5	) ) )	— — —	— — —	1,200 41,274 20,664	23,436 806,081 403,571
Thomas J. Foley Chief Technology Officer	11/8/2004 3/21/2006	112,500 7,218	37,500 9,282	5.8500 12.2300	11/8/2014 3/21/2016	5/19/2005(3 3/21/2006(4 3/30/2007(5	) ) )	— — —	— — —	30,000 1,800 20,942	585,900 35,154 409,001
Scot M. McLeod SVP, Operations	3/19/2004 3/21/2006 7/2/2007	1,172 1,986 —	1,172 6,188 35,147	7.500 12.2300 17.9200	3/19/2014 3/21/2016 7/02/2017	3/19/2004(2 5/19/2005(3 3/21/2006(4 3/30/2007(5	) ) ) )	— — — —	— — — —	269 15,000 1,200 14,089	5,254 292,950 23,436 275,167

(1)
Stock options are service-based and vest over four years. The first 25% vests on the first anniversary of grant and the remaining options vest quarterly in equal increments over the remainder of the four-year vesting period.

(2)
Stock awards granted in 2004 are service-based and restrictions lapse over four years. The first 25% lapsed on the first anniversary of grant and the restrictions on the remaining shares lapse quarterly in equal increments through the remainder of the four-year vesting period.

(3)
Stock awards granted in 2005 are service-based and restrictions on 50% of the shares lapse 25% on each anniversary of grant over a four-year period, and the restrictions on the remaining 50% of the shares have a four-year cliff vesting provision with the possibility for acceleration of the removal of restrictions for 25% of this half of the grant annually upon the achievement of certain annual revenue, EBITDA and strategic goals set by the Board of Directors.

(4)
Stock awards granted in 2006 vest based on meeting specific annual and 3-year performance goals. Two-thirds of the stock awards vest based on annual performance with one-third of that amount eligible for vesting each year on the anniversary of the grant date in 2007, 2008 and 2009 if the Company meets or exceeds 90% of the goals set under the annual cash incentive program for that particular year. If performance of 90% of the goals is not met, then that portion of the stock awards eligible for vesting is forfeited. As the Company did not meet the performance of 90% of its goals in 2007, these totals do not include amounts forfeited of 18,000, 4,000, 9,000 and 4,000 shares for Ms. Mason, Mr. Bujarski, Dr. Foley and Mr. McLeod, respectively. For the remaining one-third of the stock award, the stock award vests on the third anniversary of the grant date if the Company achieves a three-year EBITDA goal determined by the Board of Directors, and the number of shares used in the calculation assumes the achievement of 100% of the three-year EBITDA goal, which results in the payout of 20% of the potential maximum payout.

(5)
Stock awards granted in 2007 vest based on meeting specific performance goals as described under "Longer-term Equity Incentive Awards" in the "Compensation Discussion and Analysis" section.. The number of shares used in the calculation assumes the achievement of "target", which results in the payout of 67% of the potential maximum payout.

(6)
Represents restricted stock award granted to Mr. Bujarski upon his promotion to Senor Vice President, General Counsel & Corporate Secretary. These awards are service-based and cliff-vest in their entirety after a 4-year service period.

Option Exercises and Stock Vested in Fiscal Year 2007

        The following table sets forth stock options that were exercised by, and restricted stock that vested for, the named executive officers during fiscal year 2007.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(7)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(8)
Caren L. Mason President & CEO(1)	—	—	19,375 19,375 18,000	263,500 263,500 194,220
John M. Radak Chief Financial Officer	—	—	—	—
Robert J. Bujarski, SVP, General Counsel and Corporate Secretary(2)	—	—	4,000	43,160
Thomas J. Foley Chief Technology Officer(3)	—	—	7,500 7,500 6,000	102,000 102,000 64,740
Scot M. McLeod SVP, Operations(4)	1,820 524 76 2,125 1,094 1,094 3,125 1,786 558 625	22,659 6,540 589 4,550 11,610 10,748 30,538 11,184 3,694 1,338	4,000 3,750 269 3,750 268 269 269	43,160 51,000 2,937 51,000 4,092 4,896 5,100

Paul E. Landers SVP, Finance & Administration and CFO(5)	1,875 1,250 3,125 3,125 100 3,025 3,125 4,345 5,538 1,142 5,155 18,750 2,063 1,845 382 1,906 2,964 200 100 265 135 787 4,513 7,987	16,969 11,313 27,656 25,195 1,004 30,401 28,945 40,017 30,681 6,327 4,176 — 1,589 8,303 1,719 17,554 16,895 1,142 572 1,518 774 4,517 43,054 76,276	511 7,500 6,000 7,500 510 510 511	6,127 89,925 64,740 89,925 5,569 6,115 6,127

Mark E. Paiz Chief Operating Officer(6)	9,375 5,684 4,375 5,625 12,596 3,853 7,510 479 26,995 2,069 13,716 15,000 19,152 21,430 33,005 30,000 11,515 34,215 1,951 3,700 2,200 834 631 269 900 1,900 1,056 500 1,000 230 2,085 319 4,145 4,125
118,641
83,654
63,656
77,794
196,403
59,876
90,345
7,583
408,974
32,481
215,186
237,300
297,622
257,803
509,597
456,000
175,949
366,740
17,944
34,068
20,279
7,696
5,829
2,440
8,172
17,271
9,610
4,555
9,140
1,911
20,980
3,213
34,404
		7,301	6,000 7,500 511 510 7,500	64,740 102,000 7,803 5,569 102,000

(1)
During 2007, restrictions lapsed with respect to 56,750 shares of restricted stock held by Ms. Mason. The market price for our common stock on the dates of vesting ranged from $10.80 to $13.61 per share.

(2)
During 2007, restrictions lapsed with respect to 4,000 shares of restricted stock held by Mr. Bujarski. The market price for our common stock on the dates of vesting was $10.80 per share.

(3)
During 2007, restrictions lapsed with respect to 21,000 shares of restricted stock held by Mr. Foley. The market price for our common stock on the dates of vesting ranged from $10.80 to $13.61 per share.

(4)
During 2007, restrictions lapsed with respect to 12,575 shares of restricted stock held by Mr. McLeod. The market price for our common stock on the date of vesting ranged from $10.80 to $18.97 per share. Mr. McLeod exercised 12,827 stock options from May 1, 2007 to November 2, 2007, with exercise prices ranging from $3.15 to $12.23 and market prices ranging from $13.76 to $19.98.

(5)
During 2007, restrictions lapsed with respect to 23,042 shares of restricted stock held by Mr. Landers. The market price for our common stock on the dates of vesting ranged from $10.80 to $12.00 per share. Mr. Landers exercised 73,702 stock options from February 12, 2007 to April 17, 2007, with exercise prices ranging from $3.15 to $12.23 and market prices ranging from $12.00 to $13.25.

(6)
During 2007, restrictions lapsed with respect to 22,021 shares of restricted stock held by Mr. Paiz. The market price for our common stock on the dates of vesting ranged from $10.80 to $15.28 per share. Mr. Paiz exercised 282,439 stock options from June 11, 2007 to September 27, 2007, with exercise prices ranging from $3.15 to $12.23 and market prices ranging from $14.00 to $19.53.

(7)
The value realized on exercise equals the intrinsic value of the exercise which is the gain realized in the difference from the market price of the shares sold and the exercise price of the shares purchased.

(8)
The value realized on vesting equals the closing price of the Company's common stock on the vesting date (the date the restrictions lapsed) multiplied by the number of shares with respect to which restrictions lapsed on such date.

Employment, Change in Control and Severance Arrangements

        Caren L. Mason joined us on August 20, 2004 as President and Chief Executive Officer and as a member of our Board of Directors. Upon the commencement of her employment, Ms. Mason entered into a written employment agreement with us. Under the agreement, her minimum base salary is $415,000 per annum, subject to adjustment upward by the Board of Directors, plus an annual bonus to be determined by the Board of Directors based on attainment of goals set by the Board of Directors with a target of 50% of Ms. Mason's base salary. Ms. Mason's current annual base salary for 2008 is $482,040. Also, as a provision of Ms. Mason's change in control and stock option agreements, all of Ms. Mason's stock options would vest immediately upon a change in control irrespective of termination of employment. At the time of commencement of Ms. Mason's employment, Ms. Mason received a $50,000 bonus and a stock option grant of 450,000 shares.

        Under her employment agreement, Ms. Mason is an "at-will" employee, which means that either Ms. Mason or we may terminate Ms. Mason's employment at any time and for any reason. However, and except in the context of a change in control, if we terminate Ms. Mason's employment with us without cause or she terminates her employment for good reason (as such terms are defined in her employment agreement), she is entitled to a severance payment equal to 18 months of her then base salary, a pro-rated portion of her bonus, and payment of insurance premiums for a period of 18 months following termination. In addition, our Board of Directors is required to consider whether vesting of Ms. Mason's stock options will be accelerated. Amounts payable to Ms. Mason upon a change in control of the Company are generally governed by her change in control agreement, effective as of August 20, 2004 and as amended, which is described below.

        Messrs. Radak, Bujarski, Foley and McLeod are each "at will" employees of the Company with compensation arrangements that include, among other matters: (i) a minimum base salary, currently of $290,270, $286,000, $289,850 and $258,440 per annum, respectively and (ii) an annual bonus in accordance with the Company's bonus plan. In addition, except in the context of a change of control, if we terminate Mr. Bujarski's or Mr. Radak's employment without cause, such officer would be entitled to a severance payment equal to six months of his annual salary.

        Each of Ms. Mason, Mr. Radak, Mr. Bujarski, Dr. Foley and Mr. McLeod has entered into a change in control agreement with us, which provides for the payment of severance benefits in the event of termination of employment in connection with a change in control of the Company. The severance benefits are payable to Ms. Mason, Mr. Radak, Mr. Bujarski, Dr. Foley and Mr. McLeod if their respective employment with us is terminated within 30 days prior to or three years following a change in control, unless terminated for cause or the termination is the result of a voluntary resignation (which does not include resignations stemming from a material adverse change in responsibilities, status, compensation, authority or location of work place) or their death or disability. As a provision to Ms. Mason's change in control and stock option agreement, all of Ms. Mason's options would vest immediately irrespective of termination of employment.

        The severance benefits under the change in control agreements generally consist of a lump sum cash payment equal to two times the sum of (i) such executive's highest annual salary rate within the three year period ending on the date of termination plus (ii) an amount equal to the annualized average of all bonuses paid to the executive during the two year period immediately before the date of termination. In addition, the change in control agreements provide for: payment of $25,000 to help defray the legal fees, tax and accounting fees and other costs associated with transitional matters; continued coverage for two years under our group medical insurance, group dental insurance, group-term life insurance and disability insurance programs unless and to the extent the executive obtains concurrent coverage through another program in which case our coverage will be terminated or reduced as applicable; and immediate vesting and exercisability of any and all unvested stock options and restricted stock of the executive (unless previously waived or otherwise expressly agreed to by the executive). The change in control agreement for Ms. Mason was effective as of August 20, 2004, for Mr. Radak as of February 1, 2007 for Mr. Bujarski as of March 5, 2007, for Dr. Foley as of

November 8, 2004, and for Mr. McLeod as of July 2, 2007. In addition, each of the foregoing change in control agreements was amended, effective December 31, 2007, in connection with recent IRS' interpretations of the rules and standards under Section 409A of the Internal Revenue Code ("Section 409A") as such regulations relate to deferred pay arrangements in order to bring such agreements into documentary compliance with Section 409A.

        As previously announced on September 7, 2006, Mr. Landers notified the Company of his intention to retire, effective March 31, 2007. In connection with Mr. Landers' anticipated retirement, we entered into an agreement with Mr. Landers, dated December 29, 2006, confirming the parties' understandings as to Mr. Landers' employment prior to his retirement and each party's commitments and obligations on and after Mr. Landers' retirement. Under this agreement, Mr. Landers remained an "at-will" employee of, and continued full-time employment with, the Company through his retirement date. Mr. Landers' salary and employee benefits continued at the same level as in effect at the time of entering into the agreement through his retirement date. Further, under the agreement and post-retirement, Mr. Landers agreed to provide up to 20 hours per month for telephonic consultations for the Company's benefit through the period ending December 31, 2007. In addition, Mr. Landers agreed (i) through December 31, 2007, not to engage in any capacity with a company in the U.S. or Japan that is in the business of developing and/or commercializing rapid diagnostic tests in infectious diseases, reproductive health, oncology or fecal occult blood testing, and (ii) through December 31, 2008, not to solicit the employment of any current or former employee, contractor, supplier or consultant of the Company or encourage any such person to terminate, limit or restrict their relationship with the Company. In exchange for the foregoing and other consideration under the agreement, upon Mr. Landers' retirement date (i) Mr. Landers' outstanding stock options were automatically vested if and to the extent such options would have vested in the normal course of business had his employment with the Company continued until December 31, 2007, and (ii) the restrictions on all outstanding shares of Mr. Landers' restricted stock automatically lapsed if and to the extent such restrictions would have lapsed in the normal course of business had his employment with the Company continued until December 31, 2007.

        As previously announced on June 1, 2007, Mr. Paiz notified the Company of his intention to resign, effective August 31, 2007. In connection with Mr. Paiz's resignation, the Company and Mr. Paiz entered into a separation and release agreement (the "Separation and Release Agreement"), dated June 1, 2007, confirming the parties' understandings as to Mr. Paiz's employment prior to his resignation and each party's commitments and obligations on and after the termination of Mr. Paiz's employment with the Company. Under the Separation and Release Agreement, Mr. Paiz remained an "at-will" employee of, and continued full-time employment with, the Company in this manner through his resignation date. Mr. Paiz's salary and employee benefits continued at the same level through the end of his service as an employee of the Company. Under the Separation and Release Agreement and post-employment, Mr. Paiz agreed to provide up to 24 hours per month for consultations for the Company's benefit through the period ending August 31, 2008. In addition, Mr. Paiz agreed (i) through August 31, 2008, not to provide services in any capacity with a company that competes or is planning to compete with the Company, and (ii) for a period of two years following termination of his employment, not to solicit or attempt to solicit any employee or consultant of the Company to leave or terminate his or her relationship with the Company. In exchange for the foregoing and other consideration under the Separation and Release Agreement, Mr. Paiz will receive $300,000 in payments through August 31, 2008 plus payment for outplacement services and six months of COBRA insurance premium payments.

        As previously announced on March 21, 2008, Mr. Bujarski notified the Company that he will resign from his role as an officer of the Company, effective April 1, 2008. Mr. Bujarski will remain an at will employee of and available to the Company through the end of April 2008.

Potential Post-Employment Payments

        As described above, our named executive officers have employment, severance and/or change of control agreements with us. The table below illustrates the compensation that would be payable by the Company to each named executive officer in the event of a change-in-control of the Company or a termination of the named executive officer's employment with the Company for various described reasons, sometimes referred to in this section as a "triggering event." In accordance with applicable rules of the Securities and Exchange Commission, the following discussion assumes:

  •
  that the triggering event in question, the death, disability, change-in-control or termination, occurred on December 30, 2007, the last business day of 2007; and

  •
  the calculations provided below are based on the closing market price of our common stock as of the last business day of our fiscal 2007, which was $19.53.

        In addition, in connection with any actual termination of employment, the Board of Directors or the Compensation Committee may determine to enter into an agreement providing additional benefits or amounts, or altering the terms of benefits described below, as deemed appropriate by the Compensation Committee or the Board of Directors. The actual amounts that would be paid upon a named executive officer's termination of employment can only be determined at the time of such executive's separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include our stock price at the time of termination and determinations by our Board of Directors.

Name and Principal Position	Potential Executive Benefits and Payments	Voluntary Termination Total ($)	Retirement Total ($)	Involuntary, Not For Cause or Voluntary, Good Reason Termination Total ($)	Involuntary, For Cause Termination Total ($)	Change in Control (Qualifying Termination) Total $
Caren L. Mason President & CEO
Base Salary(1)
Short-term Incentive Bonus(2)
Long-term Incentive Bonus(3)
Equity
    Restricted Stock Awards
    Unvested and accelerated(4)
    Stock Options
    Unvested and accelerated
Healthcare, Life &
    Disability(6)
Accrued Vacation Pay(7)
	Other Payments(8)	— — — — — — 63,693 —	— — — — — — 63,693 —	702,000 — — — — — 63,693 —	— — — — — — 63,693 —	936,000 394,750 250,000- 750,000 4,186,314 1,530,427 29,280 63,693 25,000
John M. Radak Chief Financial Officer
Base Salary(1)
Short-term Incentive Bonus(2)
Equity
    Restricted Stock Awards
    Unvested and accelerated(4)
    Stock Options
    Unvested and accelerated
Healthcare, Life &
    Disability(6)
Accrued Vacation Pay(7)
	Other Payments(8)	— — — — — 2,902 —	— — — — — 2,902 —	140,000 — — — — 2,902 —	— — — — — 2,902 —	560,000 143,734 613,301 611,000 29,280 2,902 25,000

Robert J. Bujarski SVP, General Counsel and Corporate Secretary(5)
Base Salary(1)
Short-term Incentive Bonus(2)
Equity
    Restricted Stock Awards
    Unvested and accelerated(4)
    Stock Options
    Unvested and accelerated
Healthcare, Life and
    Disability(6)
Accrued Vacation Pay(7)
	Other Payments	— — — — — 37,425 —	— — — — — 37,425 —	137,500 — — — — 37,425 —	— — — — — 37,425 —	550,000 164,265 1,603,725 439,929 29,280 37,425 25,000
Thomas J. Foley Chief Technology Officer
Base Salary(1)
Short-term Incentive Bonus(2)
Equity
    Restricted Stock Awards
    Unvested and accelerated(4)
    Stock Options
    Unvested and accelerated
Healthcare, Life &
    Disability(6)
Accrued Vacation Pay(7)
	Other Payments(8)	— — — — — 34,714 —	— — — — — 34,714 —	— — — — — 34,714 —	— — — — — 34,714 —	557,400 202,052 1,489,299 580,759 29,280 34,714 25,000
Scot M. McLeod SVP, Operations
Base Salary(1)
Short-term Incentive Bonus(2)
Equity
    Restricted Stock Awards
    Unvested and accelerated(4)
    Stock Options
    Unvested and accelerated
Healthcare, Life &
    Disability(6)
Accrued Vacation Pay(7)
	Other Payments(8)	— — — — — 21,014 —	— — — — — 21,014 —	— — — — — 21,014 —	— — — — — 21,014 —	497,000 144,237 904,200 115,858 29,280 21,014 25,000

(1)
This amount is paid in one lump sum upon termination.

(2)
This amount represents two times the average bonus amounts earned for 2006 and 2007, which were paid in March 2007 and March 2008. This amount is paid in one lump sum upon termination or three annual payments, at the election of the executive officer.

(3)
This is the range of the potential payout under Ms. Mason's long term incentive bonus plan as described in "Compensation of the Chief Executive Officer" in the "Compensation Discussion and Analysis" section. Ms. Mason received an actual payout on her long term incentive bonus plan of $480,000 in March 2008.

(4)
This represents the value of restricted stock awards if acceleration of all awards, including the potential maximum payout on 2007 performance stock and 2006 stock awards, were approved by the Board of Directors upon the triggering event. The officers have waived their right to automatic acceleration of the restrictions relating to certain restricted shares; however, the restrictions on such shares may be accelerated at the discretion of the Board of Directors.

(5)
Compensation information for Mr. Bujarski is based on his promotion to Senior Vice President, General Counsel & Corporate Secretary, effective March 5, 2007. In connection with the promotion and effective March 5, 2007, the Board of Directors approved an increase in annual base salary for Mr. Bujarski to $275,000.

(6)
For two years, coverage is continued under our group medical insurance, group dental insurance, group-term life insurance and disability insurance programs unless and to the extent the executive obtains concurrent coverage through another program in which case our coverage will be terminated or reduced as applicable.

(7)
Payable in one lump sum upon termination.

(8)
Each executive officer's change in control agreement provides for payment of $25,000 to help defray the legal fees, tax and accounting fees and other costs associated with transitional matters.

Securities Available for Issuance Under our Equity Compensation Plans

        The following table provides information with respect to our equity compensation plans as of December 31, 2007, which plans were as follows: the 1983 Employee Stock Purchase Plan; the 1990 Employee Stock Option Plan; the 1996 Non-Employee Director Plan; the 1998 Stock Incentive Plan and the Amended and Restated 2001 Equity Incentive Plan. The 1990 Employee Stock Option Plan, the 1996 Non-Employee Director Plan and the 1998 Stock Incentive Plan have been terminated, and thus no additional awards will be made under such plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,728,506	(1)	$7.55	2,456,760	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	1,728,506	(1)	$7.55	2,456,760	(2)

(1)
Excludes 689,495 shares of restricted stock issued at a purchase price of $0.01 under our 2001 Equity Incentive Plan.

(2)
Includes (i) 152,883 shares of common stock available for issuance under our 1983 Employee Stock Purchase Plan and (ii) 2,303,877 shares of common stock available for issuance, as of December 31, 2007, under our 2001 Equity Incentive Plan, pursuant to which incentive stock awards may be granted, including restricted stock.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and this Proxy Statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

Compensation Committee

Mary Lake Polan, M.D., Ph.D., M.P.H. (Chairperson)
Thomas D. Brown
Jack W. Schuler

AUDIT COMMITTEE MATTERS

Report of the Audit Committee of the Board of Directors

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented. The Audit Committee has met with the independent registered public accounting firm to discuss the overall scope and plans for the independent registered public accounting firm's audit, the results of its examinations, its evaluations of our internal controls and the overall quality of our accounting and financial reporting. The Audit Committee also discussed with the independent registered public accounting firm its judgments as to the substance and clarity, not just the acceptability, of our accounting principles and financial statement disclosures. The Audit Committee has also considered whether the independent registered public accounting firm's provision of non-audit services to us is compatible with the independent registered public accounting firm's independence.

        The Audit Committee also reviewed management's report on its assessment of the effectiveness of our internal control over financial reporting and Ernst & Young LLP's report on the effectiveness of internal control over financial reporting.

        The Audit Committee has received from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and us that might bear on the independent registered public accounting firm's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and has satisfied itself as to the independent registered public accounting firm's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007.

Audit Committee

Thomas D. Brown (Chairman)
Rod F. Dammeyer
Mary Lake Polan, M.D., Ph.D., M.P.H.

Independent Registered Public Accounting Firm

        Our Audit Committee retained Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2007. Set forth below are the aggregate fees paid or accrued for audit and other professional services rendered by our independent registered public accounting firm for the fiscal years ended December 31, 2007 and 2006.

	Fiscal Years Ended December 31,
	2007	2006
Audit fees(1)	$727,640	$790,059
Audit-related fees(2)	44,000	4,131
Tax fees(3)	89,120	174,532

Total fees	$860,760	$968,722

    (1)
    Audit fees represent fees for professional services provided in connection with the audit of our financial statements, review of quarterly financial statements, audit of compliance under Section 404 of the Sarbanes-Oxley Act of 2002, and services provided in connection with statutory and regulatory filings.

    (2)
    Audit-related fees consisted primarily of accounting consultations regarding application of accounting standards.

    (3)
    For fiscal years 2007 and 2006, respectively, tax fees primarily included tax compliance fees of $75,920 and $151,802 and tax consulting fees of $13,200 and $22,730.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services

        The Audit Committee has the responsibility for appointing, compensating, retaining and overseeing the work of the independent registered public accounting firm. The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by our independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the auditor's independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient service, and whether the service could enhance our ability to manage or control risk or improve audit quality.

        All of the audit, audit-related, tax-related and all other fees provided by Ernst & Young, LLP in fiscal years 2007 and 2006 (and as described in the footnotes to the table above) were approved in advance by the Audit Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the U.S., our directors and executive officers and persons who own more than 10 percent of our common stock are required to report their initial beneficial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission and Nasdaq. Specific due dates for these reports have been established, and we are required to disclose in this Proxy Statement any late filings during the year ended December 31, 2007. To our knowledge, all of the reports were timely filed, except that Mr. Schuler filed a Form 4 report one-day late in connection with the gifting and sale of shares of common stock for a series of transactions on a single day.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

        Our Audit Committee reviews all relationships, transactions and arrangements in which the Company and any director, nominee for director, greater than 5% beneficial holder of Company stock or any immediate family member of any of the foregoing are participants ("Interested Transactions") to determine whether such persons have a direct or indirect material interest and whether to approve, disapprove or ratify an Interested Transaction. We have written policies and procedures for monitoring and seeking approval in connection with any Interested Transaction. Our legal and finance departments assist in monitoring Interested Transactions and our Audit Committee reviews, approves (or disapproves) or ratifies Interested Transactions. In considering whether to approve or ratify an Interested Transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar terms and conditions and the extent of the related person's interest in the Interested Transaction. In addition, our written policy provides that no director shall participate in any discussion or approval of an Interested Transaction for which he or she is a related party, except that the director shall provide all material information concerning the Interested Transaction to the Audit Committee.

Related Party Transactions

        Except as disclosed elsewhere in this Proxy Statement, no director, executive officer, nominee for election as a director nor any beneficial holder of more than five percent of our outstanding capital stock, had any material interest, direct or indirect, in any reportable transaction with us during the 2007 fiscal year, or since the commencement of the current fiscal year, or any reportable business relationship with us during such time.

STOCKHOLDER PROPOSALS

        Our amended and restated bylaws require that a stockholder give timely written notice of any proposal such stockholder proposes to bring before a stockholders meeting or any proposal for the nomination of a director to our Corporate Secretary. Such written notice must be given, either by personal delivery or U. S. mail, postage prepaid, to the Corporate Secretary, Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the address provided above, not less than 60 days nor more than 90 days prior to the scheduled annual meeting. However, if less than 60 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be received not later than the close of business on the 10th day following the day on which the notice of the date of the scheduled annual meeting was mailed or the day on which the public disclosure was made.

        Any notice to the Corporate Secretary must include as to each matter the stockholder proposes to bring before the meeting:

  •
  a brief description of the business desired to be brought before the meeting and the reason for conducting the business at the annual meeting,

  •
  the stockholder's name and address, as they appear on our records,

  •
  the class and number of shares that the stockholder beneficially owns,

  •
  any material interest of the stockholder in the business requested to be brought before the meeting, and

  •
  any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent of the stockholder proposal.

        A stockholder's notice to the Corporate Secretary regarding a nomination for the election of directors must set forth:

  •
  as to each person whom the stockholder proposes to nominate for election or re-election as a director:

  •
  the person's name, age, business address and residence address,

  •
  the person's principal occupation or employment,

  •
  the class and number of shares of capital stock beneficially owned by the person, and

  •
  any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and

  •
  as to the stockholder giving the notice:

  •
  the name and address of the stockholder, as they appear on our records, and

  •
  the class and number of shares of stock that are beneficially owned by the stockholder on the date of the stockholder notice. If the Board of Directors so requests, any person nominated for election to the Board shall furnish to our Corporate Secretary the information required to be set forth in the notice of nomination pertaining to the nominee.

        Any eligible stockholder who desires to have a proposal considered for inclusion in our proxy solicitation materials for our 2009 annual meeting of stockholders, including director nominations, must cause his or her proposals to be received in writing by our Corporate Secretary at 10165 McKellar Court, San Diego, California 92121 no later than December 16, 2008. The Board of Directors will review new proposals from eligible stockholders if they are received in writing by December 16, 2008. Proposals must be submitted in accordance with our bylaws, as described above, and must comply with Securities and Exchange Commission regulations promulgated under Rule 14a-8 of the Exchange Act of 1934, as amended.

        Nothing in this section shall be deemed to require us to include in our proxy solicitation materials relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

ANNUAL REPORT

        Our 2007 Annual Report to Stockholders has been mailed to stockholders concurrently with this Proxy Statement. The Company incorporates by reference herein the information set forth in our Annual Report on Form 10-K under Item 1 relating to the executive officers of the Company.

        A copy of our Annual Report on Form 10-K and each of our other periodic and current reports, including any amendments thereto, as filed with the Securities and Exchange Commission, are available, free of charge, on our website, www.quidel.com, as soon as reasonably practicable after such materials are filed or furnished to the Securities and Exchange Commission. In addition, a copy of our Annual Report on Form 10-K, without exhibits, and/or exhibits to the Form 10-K, will be furnished, free of charge upon written request to the Investor Relations department at Quidel Corporation, 10165 McKellar Court, San Diego, California 92121. In addition, you may obtain such documents by calling (858) 646-8031 or e-mail our Investor Relations department at ir@quidel.com.

INTERNET AVAILABILITY OF PROXY MATERIAL

        We offer stockholders the ability to review our annual report on Form 10-K for the year ended December 31, 2007 and proxy materials electronically over the internet at http://ww3.ics.adp.com/streetlink/qdel. These filings may also be reviewed through the Securities and Exchange Commission website at www.sec.gov.

OTHER BUSINESS

        We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

San Diego, California

April 9, 2008

        Stockholders are urged to specify their choices on, date, sign and return the enclosed proxy card in the accompanying prepaid, return envelope. Prompt response is helpful and your cooperation greatly appreciated.

QUIDEL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, a Stockholder of QUIDEL CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Annual Report to Stockholders and the accompanying Proxy Statement for the Annual Meeting to be held on Tuesday, May 13, 2008, at 8:30 a.m., local time, at the Hyatt Regency La Jolla at Aventine, 3777 La Jolla Village Drive, San Diego, California 92122, and, revoking any proxy previously given, hereby appoints Caren L. Mason and John M. Radak, and each of them individually, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote QUIDEL CORPORATION Common Stock held by the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

14475

ANNUAL MEETING OF STOCKHOLDERS OF

QUIDEL CORPORATION

May 13, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
To elect seven directors to serve on the Board of Directors to hold office until the 2009 Annual Meeting of Stockholders:

NOMINEES:
☐	FOR ALL EXCEPT (See instructions below)	☐	Thomas D. Brown
		☐	Kenneth F. Buechler, Ph. D.
		☐	Rod F. Dammeyer
		☐	Caren L. Mason
		☐	Mary Lake Polan, M.D., Ph.D., M.P.H.
		☐	Mark A. Pulido
		☐	Jack W. Schuler
☐	WITHOLD FOR ALL NOMINEES
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒
If no choice is indicated, the proxy will be voted FOR all nominees listed.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Stockholder	Date:
		FOR	AGAINST	ABSTAIN
2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008; and	☐	☐	☐
3.	To transact such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

Unless otherwise specified, this proxy will be voted FOR the election of each nominee for director listed on this proxy card in proposal 1; and FOR proposal 2; and in the discretion of the proxy holders on all other business that comes before the meeting.

Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation or another entity, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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TABLE OF CONTENTS
RECORD DATE AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE MATTERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
INTERNET AVAILABILITY OF PROXY MATERIAL
OTHER BUSINESS